================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                ASHWORTH, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                                 ASHWORTH, INC.

                             2791 Loker Avenue West
                           Carlsbad, California 92008
                                 (760) 438-6610

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD ON FRIDAY MARCH 26, 1999

    The annual meeting of stockholders of Ashworth, Inc., a Delaware corporation (the Company), will be held at the Westin South Coast Plaza Hotel, 686 Anton Boulevard, Costa Mesa, California, on Friday, March 26, 1999, at 2:00 p.m. local time, to consider and act upon the following matters:

    1. To elect a director of the Company to serve for the ensuing three years; and

    2. To transact such other business as may properly come before the meeting or any adjournment thereof.

    Stockholders of record at the close of business on February 1, 1999 will be entitled to vote at the meeting or any adjournment thereof. A proxy statement is enclosed; please read it carefully. Proxies are being solicited by the Board of Directors of the Company.

    All stockholders, whether or not they expect to attend the meeting in person, are urged to sign and date the enclosed proxy and return it promptly in the enclosed postage-paid envelope in order to ensure representation of your shares. No postage need be affixed if the proxy is mailed in the United States. The giving of a proxy will not affect your right to vote in person if you attend the meeting.

                            By the order of the Board of Directors

                            /s/ HALINA BALYS

                            Halina Balys
                            Secretary

Carlsbad, California
February 19, 1999

                                 ASHWORTH, INC.

                             2791 Loker Avenue West
                           Carlsbad, California 92008
                                 (760) 438-6610


                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD FRIDAY MARCH 26, 1999

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Ashworth, Inc., a Delaware corporation (the Company), for use at the annual meeting of stockholders to be held at the Westin South Coast Plaza Hotel, 686 Anton Boulevard, Costa Mesa, California, on Friday March 26, 1999, at 2:00 p.m., local time and at any adjournments thereof (the Annual Meeting). All proxies will be voted in accordance with the stockholders' instructions contained therein. If no choice is specified, proxies will be voted in favor of the election of the nominee named in this proxy statement.
The Company anticipates that it will mail this proxy statement and the accompanying proxy to the Company's stockholders on or about February 19, 1999.

     Any stockholder signing and returning the enclosed proxy may revoke it at any time before it is voted at the Annual Meeting by: (i) giving a later dated written revocation of proxy to the Secretary of the Company, (ii) providing a later dated amended proxy to the Secretary of the Company, or (iii) voting in person at the Annual Meeting. The expense of soliciting proxies, including the cost of preparing, assembling, and mailing this proxy material to stockholders, will be borne by the Company. The Company may use the services of its directors, officers and employees to solicit proxies personally or by telephone, without additional salary or compensation to them. The Company will reimburse brokerage houses, custodians, nominees, and fiduciaries for the cost of forwarding proxy soliciting materials to the beneficial owners of the Company's shares held of record by such persons.

SHARES OUTSTANDING AND VOTING RIGHTS

     All voting rights are vested exclusively in the holders of the Company's $.001 par value common stock. Only stockholders of record at the close of business on February 1, 1999 (the record date), are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. On the record date, the Company had 14,079,773 shares of common stock outstanding, each share of which is entitled to one vote on all matters to be voted upon at the Annual Meeting, including the election of a director.

VOTES REQUIRED

     Directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. Only those votes cast "FOR" the election of a director or "WITHHELD" will be counted for purposes of determining the number of votes required to elect the director. If a broker holding stock in "street name" indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and voting at the Annual Meeting with respect to the matter (a "broker non-vote"). Abstentions and broker non-votes will not be counted in the election of a director but will be counted for the purpose of establishing a quorum.

                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of common stock of the Company as of December 31, 1998 by: (i) each person known by the Company to own beneficially more than 5% of the Company's outstanding shares of common stock, (ii) each director of the Company, (iii) the Company's Chief Executive Officer and the Company's four other most highly compensated executive officers, and (iv) all directors and executive officers of the Company as a group. Each person listed below has sole voting power and sole investment powers with respect to shares shown as owned by him or her. Information as to beneficial ownership is based upon statements furnished to the Company by such persons.

----------------------------------------------------------------------------------------------------------------
Shares Beneficially Owned
----------------------------------------------------------------------------------------------------------------
                                                                                                    Percent
Name                                             Shares        Options (1)        Total            Owned (2)
----                                          -------------   -------------    --------------    ------------
                                                   (#)             (#)              (#)                 (%)
Stephen Bartolin, Jr.                                1,100            7,500             8,600           *
Andre P. Gambucci                                   22,000           45,000            67,000           *
Paul Gilbert                                             0           12,334            12,334           *
John M. Hanson, Jr.                                  3,500           50,000            53,500           *
Randall L. Herrel, Sr.                               4,000          326,094           330,094          2.3
Gerald W. Montiel (3)                               25,840          255,625           281,465          2.0
Mary Montiel (4)                                         0           29,168            29,168           *
James W. Nantz, III                                 29,000          100,000           129,000           *
John Newman                                              0           46,668            46,668           *

All executive officers and
directors as a group (9 persons)                    85,440          872,389           957,829          6.4

Fred Couples                                       368,000          850,000         1,218,000          8.2
  1851 Alexander Bell Drive, Suite 410
  Reston, VA 22091

Mellon Bank Corporation (5)                        800,246                0           800,246          5.7
  1 Mellon Bank Center
  500 Grant Street
  Pittsburgh, PA 15258

J.P. Morgan & Co. Incorporated (6)               1,670,700                0         1,670,700         11.9
  60 Wall Street
  New York, NY 10260

Dimensional Fund Advisors, Inc. (7)                730,200                0           730,200          5.2
  1299 Ocean Avenue
  Santa Monica, CA 90401
----------------------------------------------------------------------------------------------------------------

*   Less than one percent.

(1) Represents shares of common stock which may be acquired pursuant to presently exercisable stock options, including stock options exercisable within 60 days of December 31, 1998. All of these options have exercise prices which are higher than the market price of the Company's common stock on December 31, 1998 ($5.53).

(2) Applicable percentage of ownership is based on approximately 14,079,733 shares of common stock outstanding as of December 31, 1998, together with applicable stock options for such stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to shares. Shares of common stock subject to options currently exercisable or exercisable within 60 days after December 31, 1998, are deemed outstanding for computing the percentage of ownership of the person holding such stock options, but are not deemed outstanding for computing the percentage of any other person.

(3) Mr. Montiel resigned as an officer and director of the Company effective December 31, 1998. The options for 255,625 shares include options for 30,000 shares transferred by Mr. Montiel to a member of his family in 1997.

(4) Ms. Montiel resigned her employment with the Company effective January 22, 1999.

(5) Mellon Bank Corporation has sole voting power over 792,546 shares and sole power to dispose 800,246 shares.

(6) J.P. Morgan & Co. Incorporated has sole voting power over 1,424,900 shares and sole power to dispose 1,670,700 shares.

(7) Dimensional Fund Advisors has sole voting and investment discretion over 730,200 shares and, as a company registered under the Investment Advisors Act of 1940, disclaims beneficial ownership of these shares.

                              ELECTION OF DIRECTOR

     The Company's Board of Directors is divided into three classes with staggered three-year terms. The Company's certificate of incorporation provides for two Class I directors, two Class II directors, and two Class III directors, whose terms will expire, respectively, at the 2000, 2001, and 1999 annual meetings of stockholders (in all cases subject to the election and qualification of their successors and their earlier death, resignation, or removal). At each annual meeting of stockholders, directors are elected for a term of three years to succeed those directors whose terms then expire. The Class III director to be elected at the 1999 annual meeting of stockholders will be elected to serve until the 2002 annual meeting of stockholders (subject to the election and qualification of a successor and to his earlier death, resignation, or removal).

     THE PERSONS NAMED IN THE ENCLOSED PROXY WILL VOTE TO ELECT STEPHEN BARTOLIN, JR. AS A CLASS III DIRECTOR, UNLESS THE AUTHORITY TO VOTE FOR HIS ELECTION IS WITHHELD BY MARKING THE PROXY TO THAT EFFECT. Mr. Bartolin is currently a Class III director and has indicated his willingness to serve if elected. However, if he is unable or unwilling to stand for election, proxies may be voted for a substitute nominee designated by the board of directors. There is currently a vacancy in Class III, created by the retirement of Gerald
W. Montiel as Chairman, director and officer of the Company effective December 31, 1998. The board intends to fill this vacancy when an appropriate successor can be found. Proxies cannot be voted for a greater number of persons than the number of nominees named.

     The table on the following page sets forth, for the Class III nominee and for each director of the Company whose term continues after the Annual Meeting, his name and age, his positions and offices with the Company, his principal occupations and business experience for the past five years, the names of any other public companies for which he is a director, the year his services as a director of the Company began, and the year his term as a director of the Company will expire.

                        DIRECTORS AND EXECUTIVE OFFICERS

DIRECTORS OF THE COMPANY:

------------------------------------------------------------------------------------------------------------
                                 NAME, AGE,                                        DIRECTOR        TERM
                   BUSINESS EXPERIENCE AND DIRECTORSHIPS                            SINCE         EXPIRES
------------------------------------------------------------------------------------------------------------
Nominee for Class III Director:
Stephen Bartolin, Jr., age 48                                                         1998          1999
  Mr. Bartolin has been President & CEO of the Five-Star, Five-Diamond
   Broadmoor Hotel in Colorado Springs, Colorado from 1991 to the present.   He
   is also President & CEO of the Manitou and Pikes Peak Railway Company, the
   Cog Land and Development Company, and the Broadmoor Golf Club, Inc.

CONTINUING DIRECTORS:
                               CLASS I DIRECTORS

John M. Hanson, Jr., age 58                                                           1994          2000
  Mr. Hanson is a certified public accountant has been a stockholder and officer of John M. Hanson & Company, a professional corporation practicing accounting, from 1968 to the present.

Randall L. Herrel, Sr., age 48                                                        1996          2000
  Mr. Herrel has been a director, president, and the Chief Executive Officer of the Company since December 1996.  For the two years prior to this, Mr.
   Herrel served as president and chief operating officer of Quiksilver, Inc., a sports apparel company in Costa Mesa, California.  Mr. Herrel joined
   Quiksilver in June 1989 and also served at various times as chief financial officer, treasurer and secretary.

                               CLASS II DIRECTORS

Andre Gambucci, age 70                                                                1991          2001
  Mr. Gambucci was a senior vice president and director of marketing of Acordia of Colorado, a general insurance agency and insurance brokerage firm in
   Colorado Springs, Colorado, from 1982 until December 31, 1995, when he retired.  He is now a consultant for Acordia National.

James W. Nantz, III., age 39                                                          1998          2001
  Mr. Nantz has been a television broadcaster for the past five years, most recently serving as anchor of CBS's Golf Coverage, the NFL Today and college basketball's Final Four.
------------------------------------------------------------------------------------------------------------

     MEETINGS AND COMMITTEES OF THE BOARD

   The audit committee oversees the accounting controls for the Company, and is composed of Messrs. Gambucci, Hanson, and Bartolin. The compensation committee recommends to the board of directors the compensation for executive officers and has the authority to administer the Company's Stock Option Plans. This committee is composed of Messrs. Gambucci, Hanson, Bartolin, and Nantz. The board of directors met in person five times and held two telephone conference meetings, the audit committee met once, and the compensation committee took action once by written consent in lieu of a meeting.

     COMPENSATION OF DIRECTORS

   Directors who are not employees of the Company each receive annual compensation of $12,000 plus $1,000 and expenses for attendance at each board meeting. Such directors also receive an annual grant of stock options to purchase shares of the Company's common stock for each quarter during which they serve as directors and for each committee on which they serve for a quarter.
All directors receive an annual $1,000 apparel allowance for Ashworth clothing. No other arrangement exists pursuant to which any director of the Company was compensated during the Company's last fiscal year for any service provided as a director.

EXECUTIVE OFFICERS:

   Set forth below are the names of the persons who served as executive officers of the Company during fiscal 1998, other than Randall L. Herrel, Sr., whose position and business background are described above.

Gerald W. Montiel, age 52, former Chairman
  Mr. Montiel founded the Company and had been its chairman of the board of directors since the inception of the Company in 1987. He resigned as an officer and director of the Company effective December 31, 1998. He is the brother of Mary Montiel.

John Newman, age 62, Vice President - Finance
  Mr. Newman has served as vice president-finance, treasurer, and chief financial officer since December 1991 and chief accounting officer since January 1990.

Mary Montiel, age 46, former Senior Vice President - Manufacturing
  Ms. Montiel served in various manufacturing and production capacities with the Company since 1991, most recently as vice-president - manufacturing and design. She resigned her position with the Company effective January 22, 1999. She is the sister of Gerald W. Montiel.

Paul Gilbert, age 40, General Manager - Ashworth U.K., Ltd.
  Mr. Gilbert has been the director of sales and marketing for Ashworth U.K., Ltd., since the subsidiary was founded in September 1993, and general manager since November 1996.

                             EXECUTIVE COMPENSATION

     The following information sets forth the executive compensation for the Company's Chief Executive Officer during fiscal 1998, and for each of the four most highly compensated executive officers other than the CEO during fiscal 1998.

---------------------------------------------------------------------------------------------------------------------
SUMMARY COMPENSATION TABLE
---------------------------------------------------------------------------------------------------------------------
                                    ANNUAL COMPENSATION            LONG TERM COMPENSATION
                                ---------------------------   ----------------------------------
                                                                  AWARDS            PAYOUTS
                                                                SECURITIES         LONG-TERM
NAME                                                            UNDERLYING       INCENTIVE PLAN         ALL OTHER
AND PRINCIPAL POSITION          YEAR     SALARY      BONUS        OPTIONS           PAYOUTS          COMPENSATION(4)
-----------------------------   ----   ----------   ------    ---------------   ----------------   -------------------
                                          ($)        ($)           (#)                                    ($)
Randall L. Herrel,              1998    338,000          0            60,000                   0                2,100
Chief Executive Officer         1997    276,000          0           106,094              50,000                    0
                                1996          0(1)       0           300,000                   0               75,000

Gerald W. Montiel,              1998    118,077          0            60,000                   0               12,119
Chairman (2)                    1997    282,474          0             5,625                   0                5,405
                                1996    314,483          0           450,000                   0                5,722

John Newman,                    1998    160,000          0            20,000                   0                4,296
Vice President-                 1997    148,924          0             3,000                   0                2,729
Finance                         1996    161,230          0            45,000                   0                2,551

Mary Montiel,                   1998    170,000          0            20,000                   0                4,010
Sr. Vice President-             1997    148,924          0             3,000                   0                2,440
Manufacturing (3)               1996    146,904          0            60,000                   0                1,043

Paul Gilbert,                   1998    146,578     15,231            10,000                   0                    0
General Manger                  1997    139,188     56,669                 0                   0                    0
Ashworth U.K. Ltd.              1996    154,380     24,045             9,000                   0                    0
---------------------------------------------------------------------------------------------------------------------

(1) Mr. Herrel joined the Company on December 9, 1996 and did not begin to receive a salary until 1997.

(2) Mr. Montiel resigned as an officer and director of the Company effective December 31, 1998.

(3) Ms. Montiel resigned her position with the Company effective January 22, 1999.

(4) Total amount shown in this column for the last fiscal year consists of the following: (i) Mr. Herrel: $2,100 - premium payment made for life insurance;
    (ii) Mr. Montiel: $2,839 - Company contributions and other allocations to defined contribution plans and related benefit plans; $9,280 - premium payments made for disability and life insurance; (iii) Mr. Newman: $4,296 - Company contributions and other allocations to defined contribution plans and related benefit plans; and (iv) Ms. Montiel: $4,010 - Company contributions and other allocations to defined contribution plans and related benefit plans.

     FISCAL 1998 STOCK OPTION GRANTS

     The following table provides information regarding stock options granted under the Company's stock option plans for fiscal 1998 to the executive officers named in the Summary Compensation Table.

-----------------------------------------------------------------------------------------------------------------------------
                                                INDIVIDUAL GRANT                                   POTENTIAL REALIZABLE VALUE
                                                                                                    AT ASSUMED ANNUAL RATE OF
                                                                                                    STOCK PRICE APPRECIATION
                                                                                                        FOR OPTION TERM
---------------------------------------------------------------------------------------------     ---------------------------
                        NUMBER OF
                       SECURITIES         % OF TOTAL
                       UNDERLYING       OPTIONS GRANTED
                        OPTIONS         TO EMPLOYEES IN        EXERCISE OR       EXPIRATION
NAME                    GRANTED           FISCAL  YEAR          BASE PRICE         DATE(1)            5%             10%
------               ------------      -----------------      ------------      -------------     ----------    -------------
                         (#)                                     ($/sh)
Gerald W. Montiel        60,000                    12.0           10.1875           12/31/03         168,877        373,174
Randall L.Herrel, Sr.    20,000                                   10.1875           11/10/03          56,292        124,391
                         20,000                                   10.1875           11/10/04          69,294        157,206
                         20,000                    12.0           10.1875           11/10/05          82,947        193,301
John Newman               6,666                                   10.1875           11/10/03          18,762         41,460
                          6,666                                   10.1875           11/10/04          23,096         52,397
                          6,668                     4.0           10.1875           11/10/05          27,654         64,447
Mary Montiel              6,666                                   10.1875           11/10/03          18,762         41,460
                          6,666                                   10.1875           11/10/04          23,096         52,397
                          6,668                     4.0           10.1875           11/10/05          27,654         64,447
Paul Gilbert              3,333                                   10.1875           11/10/03           9,381         20,730
                          3,333                                   10.1875           11/10/04          11,548         26,198
                          3,334                     2.0           10.1875           11/10/05          13,827         32,223
-----------------------------------------------------------------------------------------------------------------------------

(1) Options expiring on 11/10/03 vest and become exercisable on 11/11/98; options expiring on 11/10/04 vest and become exercisable on 11/11/99; options expiring on 11/10/05 vest and become exercisable on 11/11/00; options expiring on 12/31/03 vested and became exercisable on 12/31/98.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires executive officers, directors, and persons who beneficially own more than 10% of the Company's equity securities to file initial reports of ownership and reports of changes in ownership of the Company's equity securities with the Securities and Exchange Commission. Specific due dates for these reports have been established, and the Company is required to disclose in this proxy statement any late filings during the fiscal year ended October 31, 1998. To the Company's knowledge, based solely on its review of the copies of such reports required to be furnished to the Company during the fiscal year ended October 31, 1998, all of these reports were timely filed except the following: on two occasions Mary Montiel failed to timely file a Form 4 - reporting in aggregate 10 transactions; on four occasions Gerald W. Montiel failed to timely file a Form 4 - reporting in aggregate 42 transactions; on two occasions Fred Couples failed to timely file a Form 4 - reporting in aggregate three transactions; and on one occasion Randall L. Herrel failed to timely file a Form 5 - reporting in aggregate four transactions.

----------------------------------------------------------------------------------------------------------------
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES
----------------------------------------------------------------------------------------------------------------
                                                             NUMBER OF SECURITIES
                                                            UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED
                         SHARES                               OPTIONS AT FY-END           IN-THE-MONEY OPTION
                        ACQUIRED              VALUE              EXERCISABLE/            AT FY-END EXERCISABLE/
NAME                   ON EXERCISE           REALIZED           UNEXERCISABLE                UNEXERCISABLE
--------------     -------------------     -----------      -----------------------     ------------------------
                           (#)                  ($)                 (#)                           ($)
Gerald W.  Montiel          640,000           5,133,439              195,625/60,000                        0/0
Randall L. Herrel, Sr.            0                   0             106,094/360,000                        0/0
John Newman                  38,000             371,382               40,000/20,000                        0/0
Mary Montiel                 61,000             571,746               22,500/20,000                        0/0
Paul Gilbert                      0                   0                9,000/10,000                        0/0
---------------------------------------------------------------------------------------------------------------

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS

     In fiscal year 1998, the Company had executive employment agreements with Gerald W. Montiel and Randall L. Herrel, Sr.

     Agreement with Mr. Montiel

     Mr. Montiel resigned as chairman and director effective December 31, 1998. Mr. Montiel's employment agreement contains a non-competition provision covering the term of employment and the ten-year post-termination period and provides that, as consideration for Montiel's non-compete agreement, the Company shall pay Montiel compensation equal to: (i) 100% of his then current salary plus,
(ii) nine times an amount equal to 40% of his then current salary, provided, however, such compensation shall not be less than $1,437,500. At the time of his resignation, Mr. Montiel entered into a personal services agreement to provide consulting services to the Company for a maximum of 30 days a year during the term of the personal services agreement.

     Agreement with Mr. Herrel

     The agreement with Mr. Herrel provides for a base salary of $325,000 and bonuses to be determined periodically at the discretion of the Board of Directors on the basis of merit and the Company's financial success and progress. A $50,000 bonus was awarded to Mr. Herrel in 1998, based on the Company's improved earnings per share in fiscal year 1997, and no bonus was paid to him for fiscal year 1998. The agreement with Mr. Herrel includes severance payments upon termination of employment under specific circumstances, such payments ranging from one-half to two times his then annual base salary. The Company maintains a life insurance policy for $1,000,000, the beneficiary of which may be named by Mr. Herrel.

PERFORMANCE GRAPH

  Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder returns on the Company's common stock over a five year period with the cumulative total return of the Nasdaq Stock Market (U. S. Companies) and the stocks of companies in the same Standard Industrial Classification as the Company (SIC 2300-2399).

                              [PERFORMANCE GRAPH]


COMPANY                      1993            1994           1995           1996           1997           1998
--------------             -------         ------        -------        -------        -------        -------
Ashworth, Inc.              100.00          90.32          58.06          55.91          85.48          54.84
Industry Index              100.00          79.32          77.84          84.12          89.29          74.77
Broad Market                100.00         106.32         126.11         148.10         194.09         219.46
--------------             -------         ------        -------        -------        -------        -------

REPORT OF THE COMPENSATION COMMITTEE

     The compensation committee of the Board of Directors is composed of Messrs. Gambucci, Hanson, Bartolin, and Nantz, and has the authority to administer the Company's executive compensation programs, including the Company's stock incentive plans. The Company's executive compensation program is designed to provide competitive levels of base compensation in order to attract, retain and motivate high quality employees, tie individual total compensation to individual performance and success of the Company, and align the interests of the Company's executive officers with those of its stockholders.

     Executive Compensation Programs

     The Company's executive compensation program consists of three principal elements: base salary, cash bonus, and stock options. The Board of Directors sets the annual base salary for executives after consideration of the recommendations of the Compensation Committee. Prior to making its recommendations, the Compensation Committee reviews historical compensation levels of the executives, evaluates past performance, and assesses expected future contributions of the executives. In making the determinations regarding base salaries, the Company considers generally available information regarding the salaries prevailing in the industry, but does not tie salaries to any particular indices.

     The Company maintains incentive plans under which executive officers may be paid cash bonuses at the end of each fiscal year. The bonuses under these incentive plans may depend upon individual performance and the achievement by the Company of certain financial targets established by the Board of Directors prior to the start of each fiscal year.

     Total compensation for executive officers also includes long-term incentives offered in the form of stock options, which are generally provided through initial stock option grants at the date of hire and periodic additional stock options grants. Stock options align the interests of the executive officer with the interests of stockholders due to the fact that the executive can realize a gain only if the Company's stock appreciates in value. In determining the amount of such grants, the Compensation Committee considers the contributions of each executive to the overall success of the Company in the past fiscal year, the responsibilities to be assumed in the upcoming fiscal year, appropriate incentives for the promotion of the long-term growth of the Company, and grants to other executives in the industry holding comparable positions as well as the executive's position within the Company. It has been the Company's practice to fix the price of the options at the Company's common stock fair market value on the date of the grant, thereby making the executive's value realized tied directly to gains realized by the stockholders.

     Chief Executive Officer Compensation

     The Compensation Committee reviewed Mr. Herrel's performance and adjusted his compensation in accordance with the factors discussed above. For fiscal 1998, Mr. Herrel's salary increased from $325,000 to $338,000. Because fiscal 1998 earnings per share were lower than target figures, Mr. Herrel was not awarded a cash bonus. The Compensation Committee recommended, and the board approved, a grant of options to purchase 60,000 shares of the Company's common stock. During fiscal 1997, the Compensation Committee awarded Mr. Herrel with options to purchase 106,094 shares of the Company's common stock. The board granted fewer options to Mr. Herrel in fiscal 1998 because of lower earnings per share. Despite the lower earnings, the Compensation Committee and the board felt that it was important to reward Mr. Herrel for his significant contributions to the Company and to increase his equity in the Company, further aligning his interests with those of the Company's stockholders.


                              This report was furnished by
                              Messrs. Gambucci, Hanson, Bartolin, and Nantz.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Michelle Zafiropoulos, daughter of Gerald Montiel, resigned as an employee of the Company in August 1998. In fiscal 1998, she earned a salary of $76,067 and exercised options for 12,500 shares of Ashworth common stock for which she received a benefit of $50,938. Ms. Zafiropoulos had been an employee of the Company since March 1991, except for a brief period from April 1995 to January 1996.

     Laura Gambucci, daughter of Andre Gambucci, resigned as an employee of the Company in May 1998. In fiscal 1998, she earned a salary of $56,975 and exercised options for 19,075 shares of Ashworth common stock for which she received a benefit of $177,252.

     The Company has a promotion agreement with Fred Couples who owns of record or beneficially more than 5% of the Company's common stock. The agreement requires Mr. Couples' exclusive endorsement and promotion of Ashworth products during his lifetime. The Company has agreed to compensate Mr. Couples for these services in the form of an annual payment of $657,000 until November 1, 2004, at which time the Company will pay Mr. Couples $500,000 annually until August 31, 2011. In addition, Mr. Couples has the right to receive options to purchase shares of the Company's common stock upon his performance of specified services. The exercise price of the options will be the fair market value of the Company's common stock at the time the options are granted, and the options will be exercisable for a period of seven years. The Company has also made certain price guaranties with respect to the options.


                       SELECTION OF INDEPENDENT AUDITORS

     The independent public accounting firm of KPMG LLP audited the financial statements of the Company for the period ended October 31, 1998. The Board of Directors has appointed KPMG LLP as the Company's independent public accounting firm to audit the financial statements for the period ending October 31, 1999. A representative of KPMG LLP is expected to be present at the stockholders' Annual Meeting and available to respond to appropriate questions.


                                 OTHER BUSINESS

     As of the date of this proxy statement, management of the Company was not aware of any other matter to be presented at the Annual Meeting other than as set forth herein. However, if any other matters are properly brought before the Annual Meeting, the shares represented by valid proxies will be voted with respect to such matters in accordance with the judgment of the persons voting them. An affirmative vote of a majority of shares present in person or represented by proxy at the Annual Meeting is necessary to approve any such matters.

                                 ANNUAL REPORT

     The Company's annual report to stockholders for the fiscal year ended October 31, 1998, including audited financial statements, accompanies this proxy statement. COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED OCTOBER 31, 1998 AND THE EXHIBITS THERETO ARE AVAILABLE FROM THE COMPANY WITHOUT CHARGE UPON WRITTEN REQUEST OF A STOCKHOLDER. Copies of the Form 10-K are also available on-line through the Securities and Exchange Commission at www.sec.gov.
              -----------


                 DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS
                FOR THE ANNUAL MEETING TO BE HELD IN MARCH 2000

     Any stockholders intending to present a proposal at the Company's annual meeting of stockholders to be held in March 2000, must deliver the proposal to the Secretary of the Company no later than October 20, 1999, in order to have the proposal considered for inclusion in the proxy statement and form of proxy relating to that meeting.

                                By the order of the Board of Directors



                                /s/  HALINA BALYS
                                -------------------------------
                                Halina Balys
                                Secretary


Carlsbad, California
February 19, 1999

PROXY                            ASHWORTH, INC.                            PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints Randall L. Herrel, Sr. and John Newman as proxies with the power to appoint their substitutes and hereby authorizes them to represent and vote, as designated below, all of the shares of common stock of Ashworth, Inc., held by the undersigned on February 1, 1999, at the annual meeting of stockholders to be held on Friday March 26, 1999, or any adjournment thereof, with like effect as if the undersigned were personally present and voting upon the following matters.

1. ELECT A DIRECTOR to serve until the annual meeting of stockholders to be held in the year 2002 and until a successor has been duly elected and qualified.

  [_] FOR STEPHEN BARTOLIN, JR.   [_] WITHHOLD AUTHORITY TO VOTE
                                    FOR STEPHEN BARTOLIN, JR.

2. TRANSACT such other business as may properly come before the meeting or any adjournment thereof.

  THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF STEPHEN BARTOLIN, JR. AS A DIRECTOR.
  THIS PROXY CONFERS DISCRETIONARY AUTHORITY WITH RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF ANNUAL MEETING OF
                        STOCKHOLDERS TO THE UNDERSIGNED.

                                             The undersigned hereby
                                             acknowledges receipt of the
                                             Notice of Annual Meeting of
                                             Stockholders and Proxy Statement
                                             furnished herewith.

                                             Dated:                 , 1999

                                             ----------------------------------
                                               Signature(s) of Stockholder(s)

                                             Signature should agree with the
                                             name(s) printed hereon.
                                             Executors, administrators,
                                             trustees, guardians and attorneys
                                             should so indicate when signing.
                                             Attorneys should submit powers of
                                             attorney.

PLEASE SIGN AND RETURN THIS PROXY IN THE ENCLOSED PRE-ADDRESSED ENVELOPE. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING, OR TO SUBMIT A LATER DATED REVOCATION OR AMENDMENT TO THIS PROXY ON ANY OF THE ISSUES SET FORTH ABOVE.